UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported): November 5, 2010

GOLD BAG, INC.

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-52720

Nevada	26-4205169
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, Suite 1430
Newport Beach, CA 92660

(Current Address of Principal Executive Offices)

Phone number: 949-475-9086

(Issuer Telephone Number)

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                      Unregistered Sales of Equity Securities

On November 5, 2010, Gold Bag, Inc. (the “Company”) completed a private placement of its common stock.  The Company sold 2,875,000 shares of common stock at $.20 per share to 8 investors for gross proceeds of $575,000.  There was no general solicitation, no advertisement, and resale restrictions were imposed by placing a Rule 144 legend on the certificates.  The persons who received securities have such knowledge in business and financial matters that he/she/it is capable of evaluating the merits and risks of the transaction.  This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering.

Item 8.01.                      Other Events

Concurrent with management's decision to pursue gold mining properties in the Americas (See Form 8-K filed October 27, 2010), a former officer and director surrendered 26,000,000 shares of common stock to the Company for cancellation.  The shares of stock have now been cancelled and the number of issued and outstanding shares decreased by that amount.  Following the cancellation and issuance of shares in the private placement (See Item 3.02 above) the Company has 38,715,010 shares of common stock issued and outstanding.

GRW Global Investments, a company formed in Barbados and beneficially owned by director and CEO, Grant R. White acquired 3,400,000 shares of common stock from a former officer and director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gold Bag, Inc.

Dated: November 8, 2010	By:	/s/ Richard O. Weed
Richard O. Weed
Secretary